                                                                   EXHIBIT 10.5

                         MANAGEMENT 2002 OPTION PROGRAM

                                TABLE OF CONTENTS

                                                                                                           Page
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SECTION 1      GENERAL...................................................................................    2

     1.1.  Purpose.......................................................................................    2
     1.2.  Participation.................................................................................    2

SECTION 2      OPTIONS...................................................................................    3

     2.1.  Definitions...................................................................................    3
     2.2.  Eligibility...................................................................................    3
     2.3.  Price.........................................................................................    3
     2.4.  Exercise......................................................................................    4
     2.5.  Post-Exercise Limitations.....................................................................    5
     2.6.  Expiration Date...............................................................................    5
     2.7.  Stock Certificates............................................................................    5

SECTION 3      OPERATION AND ADMINISTRATION..............................................................    5

     3.1.  Effective Date................................................................................    5
     3.2.  Shares Subject to Plan........................................................................    5
     3.3.  Adjustments to Shares.........................................................................    6
     3.4.  Limit on Distribution.........................................................................    8
     3.5.  Withholding...................................................................................    8
     3.6.  Transferability...............................................................................    8
     3.7.  Notices.......................................................................................    9
     3.8.  Form and Time of Elections....................................................................    9
     3.9.  Agreement With Company........................................................................    9
     3.10. Limitation of Implied Rights..................................................................    9
     3.11. Evidence......................................................................................   10
     3.12. Action by Company or Related Company..........................................................   10
     3.13. Gender and Number.............................................................................   10
     3.14. Applicable Law................................................................................   10

SECTION 4      COMMITTEE.................................................................................   10

     4.1.  Administration................................................................................   10
     4.2.  Selection of Committee........................................................................   10
     4.3.  Powers of Committee...........................................................................   10
     4.4.  Delegation by Committee.......................................................................   11
     4.5.  Information to be Furnished to Committee......................................................   11
     4.6.  Liability and Indemnification of Committee....................................................   11

SECTION 5      AMENDMENT AND TERMINATION.................................................................   12

                          UTI MANAGEMENT OPTION PROGRAM

                                    SECTION 1

                                     GENERAL

         1.1. Purpose. The UTI Management Option Program (the "Plan") has been established by Universal Technical Institute, Inc. (the "Company") to:

         (a) attract and retain employees and other persons providing services to the Company and the Related Companies (as defined below);

         (b) motivate Participants (as defined in subsection 1.2), by means of appropriate incentives, to achieve long-range goals;

         (c) provide incentive compensation opportunities that are competitive with those of other corporations; and

         (d) further identify Participants' interests with those of the Company's other stockholders through compensation that is based on the value of the Company's common shares;

and thereby promote the long-term financial interest of the Company and the Related Companies, including the growth in value of the Company's equity and enhancement of long-term stockholder return. The term "Related Company" means any company during any period in which it is a "subsidiary corporation" (as that term is defined in section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code")), with respect to the Company or any affiliate of the Company which is designated as a Related Company by the Committee.

         1.2. Participation. Subject to the terms and conditions of the Plan, the Committee (as described in Section 4) shall determine and designate, from time to time, from among the Eligible Individuals (as defined below), those persons who will be granted one or more awards under Section 2 of the Plan (an "Award"), and thereby become "Participants" in the Plan. In the discretion of the Committee, and subject to the terms of the Plan, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Except as otherwise agreed by the Company and the Participant, or except as otherwise provided in the Plan, an Award under the Plan shall not affect any previous Award under the Plan or an award under any other plan maintained by the Company or the Related Companies. For purposes of the Plan, the term "Eligible Individual" shall mean any employee of the Company or a Related Company or other person providing services thereto; provided, however, that a member of the Board of Directors of the Company (the "Board") who is not an employee of the Company or a Related Company shall not be an "Eligible Individual".

                                    SECTION 2

                                     OPTIONS

         2.1. Definitions. The grant of an "Option" under this Section 2 entitles the Participant to purchase shares of common stock of the Company ("Shares") at a price fixed at the time the Option is granted, subject to the terms of this Section. Options granted under this Section may be either Incentive Stock Options or Non-Qualified Stock Options, as determined in the discretion of the Committee. An "Incentive Stock Option" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in section 422 of the Code. A "Non-Qualified Stock Option" is an Option that is not intended to be an Incentive Stock Option.

         2.2. Eligibility. The Committee shall designate the Participants to whom Options or Shares are to be granted under this Section and shall determine the number of Shares subject to each such Option. If the Committee grants Incentive Stock Options, to the extent that the aggregate fair market value of Shares with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company and all related companies within the meaning of section 424(f) of the
Code) exceeds $100,000, such options shall be treated as Non-Qualified Stock Options, to the extent required by section 422 of the Code.

         2.3. Price. The determination and payment of the purchase price of a Share under each Option granted under this Section shall be subject to the following:

         (a) The purchase price shall be established by the Committee at the time the Option is granted; provided, however, that in no event shall such price be less than the par value of a Share.

         (b) Subject to the following provisions of this subsection, the full purchase price of each Share purchased upon the exercise of any Option shall be paid at the time of such exercise (or such later date as may be permitted by the Committee in the case of a cashless exercise) and, as soon as practicable thereafter (subject to an election under subsection 2.4), a certificate representing the Shares so purchased shall be delivered to the person entitled thereto.

         (c) The purchase price shall be payable in cash or by tendering Shares by actual delivery or attestation (valued at Fair Market Value as of the day of exercise) that have been held by the Participant at least six months, or in any combination thereof, as determined by the Committee.

         (d) The "Fair Market Value" of a Share as of any date shall be determined in accordance with the following rules:

                  (i) If the Shares are at the time listed or admitted to trading on any stock exchange, then the Fair Market Value shall be the closing price per Share on such date on the principal exchange on which the Shares are then listed or admitted to trading or, if no such sale is reported on that date, on the last preceding date on which a sale was so reported.

                  (ii) If the Shares are not at the time listed or admitted to trading on a stock exchange, the Fair Market Value shall be the average of the closing reported bid and asked prices regular way of the Shares on the date in question in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Committee and regularly reporting the market price of Shares in such market.

                  (iii) If the Shares are not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, the Fair Market Value shall be as determined by the Committee in good faith.

                  (iv) For purposes of determining the Fair Market Value of Shares that are sold pursuant to a cashless exercise program, if applicable, Fair Market Value shall be the price at which such Shares are sold.

         2.4. Exercise. Except as otherwise expressly provided in the Plan, an Option granted under this Section shall be exercisable in accordance with the following terms of this subsection:

         (a) The terms and conditions relating to exercise of an Option shall be established by the Committee, and may include, without limitation, conditions relating to completion of a specified period of service (subject to paragraph (b) below), achievement of performance standards prior to exercise of the Option or the achievement of Share ownership objectives by the Participant. The Committee, in its sole discretion, may accelerate the vesting of any Option under circumstances designated by it at the time the Option is granted or thereafter.

         (b) No Option may be exercised by a Participant after the Expiration Date (as defined in subsection 2.6) applicable to that Option.

         (c) Prior to the date the Shares would otherwise be transferred pursuant to the exercise of an Option, to the extent permitted by the Committee, a Participant may irrevocably elect to defer receipt of such Shares until the last date of a later calendar year, but in no event later than the Participant's Date of Termination (as defined in subsection 2.6).

         2.5. Post-Exercise Limitations. The Committee, in its discretion, may impose such restrictions on Shares acquired pursuant to the exercise of an Option or Shares granted under this Section as it determines to be desirable, including, without limitation, a requirement that the Participant and any transferee thereof execute and become party to the Company's Stockholders Agreement (as defined in Section 7.1 hereof) and restrictions relating to disposition of the Shares and forfeiture restrictions based on service, performance, share ownership by the Participant and such other factors as the Committee determines to be appropriate.

         2.6. Expiration Date. The "Expiration Date" with respect to an Option means the date established as the Expiration Date by the Committee at the time of the grant; provided, however, that unless determined otherwise by the Committee, the Expiration Date with respect to any Option shall not be later than the earliest to occur of:

         (a) the ten-year anniversary of the date on which the Option is granted; or

         (b)      the Participant's Date of Termination.

For purposes of the Plan, a Participant's "Date of Termination" shall be the date on which he both ceases to be an employee of the Company and the Related Companies and ceases to perform material services for the Company and the Related Companies, regardless of the reason for the cessation; provided, that a "Date of Termination" shall not be considered to have occurred during the period in which the reason for the cessation of services is a leave of absence approved by the Company or the Related Company which was the recipient of the Participant's services.

         2.7. Stock Certificates. Shares to be granted under this Section shall be evidenced by stock certificates, provided that the Committee may provide by resolution that some or all of the Shares be uncertificated shares.

                                    SECTION 3

                          OPERATION AND ADMINISTRATION

         3.1. Effective Date. The Plan shall be effective as of the date it is approved by the Board, subject to the approval of the Company's stockholders. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards awarded under it are outstanding and not fully vested; provided, however, that no new Awards shall be made under the Plan on or after the tenth anniversary of the date on which the Plan is adopted by the Board.

         3.2. Shares Subject to Plan. The Shares with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions. Subject to the provisions of subsection 3.3, the number of Shares which may be issued with respect to Awards under the Company's Management 1999 Option Program and Awards under the Plan shall not exceed [279.49936] Shares in the aggregate. Except as otherwise provided herein, any Shares subject to an Award which for any reason expires or is terminated without issuance of Shares (including Shares that are not issued because Shares are tendered pursuant to subsection 2.3(c) or 3.5) shall again be available under the Plan.

         3.3. Adjustments to Shares.

         (a) If the Company shall effect any subdivision or consolidation of Shares or other capital readjustment, payment of stock dividend, stock split, combination of shares or recapitalization or other increase or reduction of the number of Shares outstanding without receiving compensation therefor in money, services or property, then the Committee shall equitably adjust (i) the number of Shares available under the Plan; (ii) the number of shares available under any individual or other limits; (iii) the number of Shares subject to outstanding Awards; and (iv) the per-share price under any outstanding Award to the extent that the Participant is required to pay a purchase price per Share with respect to the Award.

         (b) If the Company is reorganized, merged or consolidated or is party to a plan of exchange with another corporation, pursuant to which reorganization, merger, consolidation or plan of exchange, the stockholders of the Company receive any shares of stock or other securities or property, or the Company shall distribute securities of another corporation to its stockholders, there shall be substituted for the Shares subject to outstanding Awards an appropriate number of shares of each class of stock or amount of other securities or property which were distributed to the stockholders of the Company in respect of such Shares, subject to the following:

                  (i) If the Committee determines that the substitution described in accordance with the foregoing provisions of this paragraph would not be fully consistent with the purposes of the Plan or the purposes of the outstanding Awards under the Plan, the Committee may make such other adjustments to the Awards to the extent that the Committee determines such adjustments are consistent with the purposes of the Plan and of the affected Awards.

                  (ii) All or any of the Awards may be cancelled by the Committee on or immediately prior to the effective date of the applicable transaction, but only if the Committee gives reasonable advance notice of the cancellation to each affected Participant, and only if either: (A) the Participant is permitted to exercise all Awards that will be cancelled (without regard to whether such Awards would otherwise be exercisable) for a reasonable period prior to the effective date of the cancellation; or (B) the Participant receives payment or other benefits that the Committee determines to be reasonable compensation for the value of all cancelled Awards (without regard to whether such Awards would otherwise be vested).

                  (iii) Upon the occurrence of a reorganization of the Company or any other event described in this paragraph (b), any successor to the Company shall be substituted for the Company to the extent that the Company and the successor agree to such substitution.

         (c) Upon (or, in the discretion of the Committee, immediately prior to) the sale to (or exchange with) a third party unrelated to the Company of all or substantially all of the assets of the Company, all Awards shall be cancelled. If Awards are cancelled under this paragraph, then, with respect to any affected Participant, either:

                  (i) the Participant shall be provided with reasonable advance notice of the cancellation, and the Participant shall be permitted to exercise all Awards that will be cancelled (without regard to whether such Awards would otherwise be exercisable) for a reasonable period prior to the effective date of the cancellation; or

                  (ii) the Participant shall receive payment or other benefits that the Committee determines to be reasonable compensation for the value of all cancelled Awards (without regard to whether such cancelled Awards would otherwise be vested).

                  The foregoing provisions of this paragraph shall also apply to the sale of all or substantially all of the assets of the Company to a related party, if the Committee determines such application is appropriate. Notwithstanding the foregoing provisions of this paragraph (c), in lieu of cancellation of outstanding Awards, the Committee and the purchaser of all or substantially all of the Company's assets may provide that an appropriate number of shares or securities of the purchaser or its affiliates shall be substituted for Shares with respect to outstanding Awards under the Plan, provided that such substituted awards shall be comparable in value and contain terms and conditions similar to the Awards.

         (d) In determining what action, if any, is necessary or appropriate under the foregoing provisions of this subsection, the Committee shall act in a manner that it determines to be consistent with the purposes of the Plan and of the affected Awards and, where applicable or otherwise appropriate, in a manner that it determines to be necessary to preserve the benefits and potential benefits of the affected Awards for the Participants and the Company.

         (e) The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company's Shares or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         (f) Except as expressly provided by the terms of this Plan, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof, shall be made with respect to Awards then outstanding hereunder.

         (g) Awards under the Plan are subject to adjustment under this subsection only during the period in which they are considered to be outstanding under the Plan. For purposes of this subsection, an Award is considered "outstanding" on any date if the Participant's ability to obtain all benefits with respect to the Award is subject to limits imposed by the Plan (including any limits imposed by the Agreement reflecting the Award). The determination of whether an Award is outstanding shall be made by the Committee.

         3.4. Limit on Distribution. Distribution of Shares or other amounts under the Plan shall be subject to the following:

         (a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Shares under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws.

         (b) To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a non-certificated basis.

         3.5. Withholding. All Awards and other payments under the Plan are subject to withholding of all applicable taxes, which withholding obligations may be satisfied, with the consent of the Committee, through the surrender of Shares which the Participant already owns or to which a Participant is otherwise entitled under the Plan; provided, however, except to the extent permitted by the Committee, previously-owned Shares that have been held by the Participant less than six months or Shares to which the Participant is entitled under the Plan may only be used to satisfy the minimum tax withholding required by applicable law.

         3.6. Transferability. Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution. To the extent that the Participant who receives an Award under the Plan has the right to exercise such Award, the Award may be exercised during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing provisions of this subsection, Awards under the Plan may be transferred to or for the benefit of the Participant's family, subject to such procedures as the Committee may establish. In no event shall an Incentive Stock Option be transferable to the extent that such transferability would violate the requirements applicable to such option under Code section 422.

         3.7. Notices. Any notice or document required to be filed with the Committee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee, in care of the Company, at its principal executive offices. The Committee may, by advance written notice to affected persons, revise such notice procedure from time to time. Any notice required under the Plan (other than a notice of election) may be waived by the person entitled to notice.

         3.8. Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

         3.9. Agreement With Company. At the time of an Award to a Participant under the Plan, the Committee may require a Participant to enter into an agreement with the Company (the "Agreement") in a form specified by the Committee, agreeing to the terms and conditions of the

Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe.

         3.10. Limitation of Implied Rights.

         (a) Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Related Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Related Company, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of the Company and any Related Company. Nothing contained in the Plan shall constitute a guarantee by the Company or any Related Company that the assets of such companies shall be sufficient to pay any benefits to any person.

         (b) The Plan does not constitute a contract of employment, and selection as a Participant will not give any employee the right to be retained in the employ of the Company or any Related Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a stockholder of the Company prior to the date on which he fulfills all service requirements and other conditions for receipt of such rights and Shares are registered in his name.

         3.11. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

         3.12. Action by Company or Related Company. Any action required or permitted to be taken by the Company or any Related Company shall be by resolution of its board of directors or trustees, as applicable, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board or (except to the extent prohibited by applicable law or the rules of any stock exchange) by a duly authorized officer of the Company.

         3.13. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

                                    SECTION 4

                                    COMMITTEE

         4.1. Administration. The authority to control and manage the operation and administration of the Plan shall be vested in the Compensation Committee of the Board (the "Committee") in accordance with this Section 4.

         4.2. Selection of Committee. The Committee shall be selected by the Board and shall consist of not fewer than two members of the Board, none of whom shall be eligible to receive Awards under the Plan.

         4.3. Powers of Committee. The authority to manage and control the operation and administration of the Plan shall be vested in the Committee, subject to the following:

         (a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select individuals to receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of Shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and to cancel or suspend Awards. In making such Award determinations, the Committee may take into account the nature of services rendered by the respective employee, the individual's present and potential contribution to the Company's success and such other factors as the Committee deems relevant.

         (b) The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan and to make all other determinations that may be necessary or advisable for the administration of the Plan.

         (c) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

         (d) Except as otherwise expressly provided in the Plan, where the Committee is authorized to make a determination with respect to any Award, such determination shall be made at the time the Award is made, except that the Committee may reserve the authority to have such determination made by the Committee in the future (but only if such reservation is made at the time the Award is granted and is expressly stated in the Agreement reflecting the Award).

         4.4. Delegation by Committee. The Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

         4.5. Information to be Furnished to Committee. The Company and Related Companies shall furnish the Committee such data and information as may be required for it to discharge its duties. The records of the Company and Related Companies as to an employee's or Participant's employment (or other provision of services), termination of employment (or cessation of the provision of services), leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

         4.6. Liability and Indemnification of Committee. No member or authorized delegate of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct; nor shall the Company or any Related Company be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a Director or employee of the Company or Related Company. The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, shall be indemnified by the Company against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members or authorized delegates by reason of the performance of a Committee function if the Committee or its members or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.

                                    SECTION 5

                            AMENDMENT AND TERMINATION

         Subject to obtaining such approvals as may be required under the Code or Delaware corporate law, the Board may, at any time, amend or terminate the Plan; provided, that subject to subsection 3.3 (relating to certain adjustments to shares), no amendment or termination may materially adversely affect the rights of any Participant or beneficiary under any Award made under the Plan prior to the date such amendment is adopted by the Board.

                                    SECTION 6

                                  DEFINED TERMS

         6.1. In addition to the other definitions contained herein, the following definitions shall apply:

         (a)      "Cause" means any of the following:

                  (i) Participant's conviction of, or plea of guilty or nolo contendere to, a serious felony or a crime involving embezzlement, conversion of property or moral turpitude;

                  (ii) a finding by a majority of the Board of Directors of Participant's fraud, embezzlement or conversion of property;

                  (iii) Participant's conviction of, or plea of guilty or nolo contendere to, a crime involving the acquisition, use or expenditure of federal, state or local government funds;

                  (iv) an administrative or judicial determination that Participant committed fraud or any other violation of law involving federal, state or local government funds;

                  (v) a finding by a majority of the Board of Participant's knowing breach of any of his fiduciary duties to the Company or any Related Company or the Company's stockholders or making of a misrepresentation or omission which breach, misrepresentation or omission would reasonably be expected to materially adversely affect the business, properties, assets, condition (financial or other) or prospects of the Company or any Related Company; provided, that the Participant has been given notice and 30 days from such notice fails to cure the breach, misrepresentation or omission;

                  (vi) Participant's willful and continual neglect or failure to discharge his material duties, responsibilities or obligations prescribed by this Agreement or any other agreement between the Participant and the Company or any Related Company; provided, that the Participant has been given notice and 30 days from such notice fails to cure the neglect or failure;

                  (vii) Participant's alcohol or substance abuse, which materially interferes with Participant's ability to discharge his duties, responsibilities and obligations of employment (as prescribed by Participant's employment agreement with the Company or otherwise); provided, that Participant has been given notice and 30 days from such notice fails to cure such abuse;

                  (viii) Any material violation, with the actual knowledge of Participant, of any obligations imposed upon Participant, personally, as opposed to upon the Company, whether as a stockholder or otherwise, under any material agreement or instrument relating to the Company or any Related Company, or the Certificate of Incorporation or By-Laws of the Company; provided, that the Participant has been given notice and 30 days from such notice fails to cure the violation; or

                  (ix) Participant's personal (as opposed to the Company's) material and knowing failure, to observe or comply with Regulations whether as an officer, stockholder or otherwise, in any material respect or in any manner which would reasonably be expected to have a material adverse effect in respect of the Company's or any Related Company's ongoing business, operations, conditions, other business relationships or properties; provided, that the Participant has been given notice and 30 days from such notice fails to cure the failure. For purposes of this paragraph, "Regulations" means any laws, statutes, regulations, rulings, rules, orders or permits of, administered or enforced by or on behalf of any Authority, and the Certificate of Incorporation and By-laws of the Company, as applicable and "Authority" means any governmental, regulatory or administrative body, agency or authority, any court or judicial authority, any public, private or industry regulatory authority, whether national, Federal, state or local or otherwise, or any Person lawfully empowered by any of the foregoing to enforce or seek compliance with any applicable law, statute, regulation, order or decree.

         6.2. "Disability" means due to physical or mental disability the Executive is unable to perform, and does not perform, as certified by a mutually agreeable competent medical physician, his material duties hereunder for 180 days in any continuous 210 day period. The final determination of Disability shall be made in the reasonable judgment of the Board of Directors. In the event of any inconsistency between the definition of disability herein and the definition of such term in any employment agreement between the Participant and the Company then in effect, the definition of such term in such employment agreement shall control for purposes of the Plan.

         6.3. "Material Breach" means:

         (a) Participant's breach of any of such Participant's fiduciary duties to the Company, its subsidiaries or its stockholders or making of a willful misrepresentation or omission which breach, misrepresentation or omission would reasonably be expected to materially adversely affect the business, properties, assets, condition (financial or other) or prospects of the Company or its subsidiaries;

         (b) Participant's willful, continual and material neglect or failure to discharge such Participant's duties, responsibilities or obligations prescribed by the Award or of any other agreement between the Company or its subsidiaries or by the Company (other than arising solely due to physical or mental disability);

         (c) Participant's habitual drunkenness or substance abuse which materially interferes with such Participant's ability to discharge such Participant's duties, responsibilities or obligations prescribed by the Company or its subsidiaries;

         (d) Participant's violation of any non-competition, non-disparagement or confidentiality agreement with the Company or its subsidiaries, or any other agreements with the Company or its subsidiaries; and

         (e) Participant's gross neglect of such Participant's duties and responsibilities, as determined by the Company's Board of Directors;

         in each case, for purposes of clauses (a) through (d), after the Company or the Board of Directors has provided such Participant with 60 days' written notice of such circumstances and the possibility of a Material Breach in reasonable detail, and such Participant fails to cure such circumstances and Material Breach within those 60 days. No act or omission shall be deemed gross neglect if done, or omitted to be done, in good faith by such Participant based upon a resolution duly adopted by the Company's Board of Directors.

         6.4. "Retirement" shall mean any voluntary termination of employment by a Participant for any reason other than Death, Disability, Cause, Material Breach or Unsatisfactory Performance after such Participant reaches age 65.

         6.5. "Unsatisfactory Performance" means a Participant's failure to perform Participant's duties to the standards set by the Board of Directors (such determination to be made in good faith by the Board of Directors); provided, that Participant has been given notice and 30 days from such notice fails to cure such unsatisfactory performance.

                                    SECTION 7

                             STOCKHOLDERS AGREEMENT

         7.1. Upon Participant's exercise of an Option in accordance with the terms of this Plan, Participant agrees that he will execute and become a party to the Company's Amended and Restated Stockholders Agreement, dated April 1, 2002, as amended, restated, supplemented or modified (the "Stockholders Agreement") which will bind Participant beyond the period of time that he owns any Shares or Options.